Exhibit 4.3

BY-LAW NO. 1

Business Corporations Act (Ontario)

A by-law relating generally to the regulation of the business and affairs of

MDA LTD.
(the “Corporation”)

TABLE OF CONTENTS

Section I DEFINITIONS AND INTERPRETATION		1
1.1	Definitions	1
1.2	Certain Rules of Interpretation	1
Section II DIRECTORS		2
2.1	Quorum	2
2.2	Qualification	2
2.3	Election and Term	2
2.4	Removal of Directors	2
2.5	Vacation of Office	2
2.6	Vacancies	3
2.7	Remuneration and Expenses	3
Section III MEETINGS OF DIRECTORS		3
3.1	Meetings by Telephone, Electronic or Other Communication Facility	3
3.2	Place of Meetings	3
3.3	Calling of Meetings	4
3.4	Notice of Meeting	4
3.5	Waiver of Notice	4
3.6	First Meeting of New Board	4
3.7	Adjourned Meeting	4
3.8	Regular Meetings	4
3.9	Chairperson of Meetings of the Board	4
3.10	Votes to Govern	5
3.11	One Director Meeting	5
3.12	Resolution in Writing	5
Section IV COMMITTEES		5
4.1	Committee of Directors	5
4.2	Audit Committee	5
4.3	Transaction of Business	5
4.4	Procedure	5
Section V OFFICERS		6
5.1	Appointment	6
5.2	Chairperson of the Board	6
5.3	President and Chief Executive Officer	6
5.4	Vice-President	6
5.5	Secretary	6
5.6	Treasurer	7
5.7	Powers and Duties of Other Officers	7
5.8	Variation of Powers and Duties	7
5.9	Term of Office	7
5.10	Agents and Attorneys	7
5.11	Fidelity Bonds	7

- ii -

Section VI PROTECTION OF DIRECTORS AND OFFICERS		8
6.1	Limitation of Liability	8
6.2	Indemnity	8
6.3	Insurance	9
Section VII MEETINGS OF SHAREHOLDERS		9
7.1	Annual Meetings	9
7.2	Special Meetings	10
7.3	Place of Meetings	10
7.4	Meetings by Telephone, Electronic or Other Communication Facility	10
7.5	Notice of Meetings	11
7.6	Adjournment and Postponement	11
7.7	List of Shareholders Entitled to Notice	11
7.8	Record Date for Notice	11
7.9	Meetings Without Notice	11
7.10	Chairperson, Secretary and Scrutineers	12
7.11	Persons Entitled to be Present	12
7.12	Quorum	12
7.13	Entitlement to Vote	12
7.14	Proxies	12
7.15	Time for Deposit of Proxies	12
7.16	Joint Shareholders	13
7.17	Votes to Govern	13
7.18	Show of Hands	13
7.19	Ballots	13
7.20	Voting While Participating Electronically	13
7.21	Resolution in Writing	14
Section VIII SECURITIES		14
8.1	Registration of Transfer	14
8.2	Transfer Agents and Registrars	14
8.3	Lien on Shares	14
8.4	Enforcement of Lien	14
8.5	Security Certificates	15
8.6	Replacement of Security Certificates	15
8.7	Joint Shareholders	15
8.8	Representatives of Security Holders	16
Section IX ADVANCE NOTICE		16
9.1	Nomination of Directors	16
9.2	Timely Notice	17
9.3	Manner of Timely Notice	17
9.4	Proper Form of Timely Notice	17
9.5	Determination of Eligibility	19
9.6	Terms	19
9.7	Delivery of Notice	19
9.8	Waiver	20

- iii -

Section X DIVIDENDS AND RIGHTS		20
10.1	Dividends	20
10.2	Payment of Dividends	20
10.3	Non-Receipt of Cheques	20
10.4	Record Date for Dividends and Rights	20
10.5	Unclaimed Dividends	21
Section XI FORUM SELECTION		21
11.1	Forum of Adjudication of Certain Disputes	21
Section XII GENERAL		21
12.1	Execution of Instruments	21
12.2	Electronic Signatures	22
12.3	Voting Rights in other Corporations	22
Section XIII NOTICES		22
13.1	Method of Sending Notice	22
13.2	Notice by Electronic Communications	23
13.3	Notice to Joint Shareholders	23
13.4	Computation of Time	23
13.5	Undelivered Notices	23
13.6	Omissions and Errors	23
13.7	Persons Entitled by Operation of Law	23
13.8	Waiver of Notice	23
13.9	Execution of Notices	24
13.10	Proof of Service	24

Section I
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this by-law and in all other by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Ontario) as amended or re-enacted from time to time and includes the regulations made pursuant thereto.

“board” means the board of directors of the Corporation.

“Business Day” means any day which is not a Sunday or a day observed as a statutory or civic holiday under the laws of the Province of Ontario or the federal laws of Canada applicable in the Province of Ontario, on which the principal Canadian chartered banks in the City of Toronto, Ontario are open for business.

“by-laws” means all by-laws of the Corporation.

“director” means a director of the Corporation.

“number of directors” means the number of directors provided for in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors determined by a special resolution or resolution of the board where it is empowered by special resolution to determine the number of directors.

1.2	Certain Rules of Interpretation

In these by-laws:

(a)	Headings – The descriptive headings preceding sections of these by-laws are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such sections. The division of these by-laws into sections shall not affect the interpretation of these by-laws.

(b)	Including – Where the word “including” or “includes” is used in these by-laws, it means “including without limitation” or “includes without limitation”.

(c)	Plurals and Gender – The use of words in the singular or plural, or referring to a particular gender, shall not limit the scope or exclude the application of any provision of these by-laws to such persons or circumstances as the context otherwise permits.

(d)	Statutory References – Any reference to a statute shall mean the statute in force as at the date of these by-laws (together with all regulations promulgated thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

(e)	Undefined Terms - All terms used in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act.

(f)	Paramountcy - If any of the provisions contained in this by-law are inconsistent with those contained in the articles or a unanimous shareholder agreement, the provisions contained in the articles or unanimous shareholder agreement, as the case may be, shall prevail.

Section II
DIRECTORS

2.1	Quorum

The quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors or such greater number of directors as the board may from time to time determine subject to the provisions of the Act. If, however, the Corporation has fewer than three directors, all directors must be present at any meeting of the board to constitute a quorum.

2.2	Qualification

No person shall be qualified for election as a director if that person: (a) is less than 18 years of age; (b) has been found under the Substitute Decisions Act, 1992 (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; (c) is not an individual; or (d) has the status of a bankrupt. A director need not be a shareholder. At least 25% of the directors shall be resident Canadians. However, if the Corporation has fewer than four directors, at least one director shall be a resident Canadian.

2.3	Election and Term

The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders. A director not elected for an expressly stated term shall cease to hold office at the close of the first annual meeting following election or appointment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

2.4	Removal of Directors

Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at an annual or special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

2.5	Vacation of Office

A director ceases to hold office when that director: (a) dies; (b) is removed from office by the shareholders; or (c) ceases to be qualified for election as a director. A director who resigns ceases to hold office when that director’s written resignation is received by the Corporation or, if a time is specified in such resignation, at the time so specified, whichever is later. Until the first meeting of shareholders, the resignation of a director named in the articles shall not be effective unless at the time the resignation is to become effective a successor has been elected or appointed.

2.6	Vacancies

(a)	Subject to the provisions of the Act, if a quorum of the board remains in office, the board may fill a vacancy in the board, except a vacancy resulting from:

(i)	an increase in the number of directors otherwise than in accordance with section 2.6(b), or in the maximum number of directors;

(ii)	a failure to elect the number of directors required to be elected at any meeting of the shareholders;

(b)	Where the directors are empowered to determine the number of directors the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

(c)	In the absence of a quorum of the board, or if the board is not permitted to fill such vacancy, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no directors then in office, then any shareholder may call the meeting.

2.7	Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine and shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing in this by-law shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

Section III
MEETINGS OF DIRECTORS

3.1	Meetings by Telephone, Electronic or Other Communication Facility

A meeting of the board or of a committee of the board may be held by means of such telephone, electronic or other communication facilities that permits all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and any director participating in such a meeting by such means is deemed to (a) consent to such meeting formation and (b) be present at that meeting.

3.2	Place of Meetings

Meetings of the board may be held at any place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the board need not be held within Canada.

3.3	Calling of Meetings

Subject to the Act, meetings of the board shall be held from time to time on such day and at such time and at such place as the board, the chairperson of the board (if any), the president, a vice-president who is also a director or any 2 directors may determine and the secretary, when directed by the board, the chairperson of the board (if any), the president, a vice-president who is also a director or any 2 directors, shall convene a meeting of the board upon notice given to all directors in accordance with section 3.4.

3.4	Notice of Meeting

Notice of the time and place of each meeting of the board shall be given in the manner provided in section 11.1 to each director by telephone or by email not less than 48 hours before the time when the meeting, including, for greater certainty, the day on which the notice is given. A notice of a meeting of the board need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

3.5	Waiver of Notice

A director may in any manner and at any time waive notice of or otherwise consent to a meeting of the board, including by sending an electronic document to that effect. Attendance of a director at a meeting of the board shall constitute a waiver of notice of that meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been properly called.

3.6	First Meeting of New Board

Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.7	Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.8	Regular Meetings

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the nature of the business to be transacted to be specified.

3.9	Chairperson of Meetings of the Board

The chairperson of any meeting of the board shall be the chairperson of the board, or in his or her absence the lead independent director, or in his or her absence, the president and chief executive officer and a director, or in his or her absence or if the president and chief executive officer is not a director, a director chosen by the directors at the meeting.

3.10	Votes to Govern

At all meetings of the board, each director shall have one vote and every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairperson of the meeting shall not be entitled to a second or casting vote.

3.11	One Director Meeting

Where the board consists of only one director, that director may constitute a meeting.

3.12	Resolution in Writing

A resolution in writing signed by all of the directors is as valid as if it had been passed at a meeting of the directors.

Section IV
COMMITTEES

4.1	Committee of Directors

The board may appoint from their number one or more committees of the board, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of the board has no authority to exercise.

4.2	Audit Committee

If the Corporation is an offering corporation the board shall, and otherwise the board may, constitute an audit committee composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates, and who shall hold office until the next annual meeting of shareholders. The audit committee shall have the powers and duties provided in the Act.

4.3	Transaction of Business

The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

4.4	Procedure

Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extent that the board or the committee does not establish rules to regulate the procedure of the committee, the provisions of this by-law applicable to meetings of the board shall apply mutatis mutandis.

Section V
OFFICERS

5.1	Appointment

The board may designate the offices of the Corporation and from time to time appoint a chairperson of the board, a president and chief executive officer, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. One person may hold more than one office and, except for the chairman of the board and the managing director, an officer need not be a director.

5.2	Chairperson of the Board

If appointed, the chairperson of the board may be assigned by the board any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president and, subject to the provisions of the Act, such other powers and duties as the board may specify. The chairperson of the board shall, when present, preside at all meetings of the board and shareholders. Subject to section 3.9 and section 7.9, during the absence or disability of the chairperson of the board, the duties of the chairperson of the board shall be performed, and the powers exercised, by the first mentioned of the following officers then in office: the managing director, the president or a vice-president (in order of seniority).

5.3	President and Chief Executive Officer

If appointed, the president shall be the chief executive officer and have general supervision of the business and affairs of the Corporation, subject to the direction and authority of the board, the chairperson of the board, and shall have such other powers and duties as the board may specify.

5.4	Vice-President

If appointed, the vice-president, or if more than one, the vice-presidents, in order of seniority as designated by the board, shall be vested with all the powers and perform all the duties of the president and chief executive officer in the president’s absence, inability or refusal to act, except that a vice-president shall not preside at any meeting of the directors unless appointed to do so by the board. A vice-president shall have such powers and duties as the board or the president and chief executive officer may specify.

5.5	Secretary

If appointed, the secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all such proceedings. The secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers and auditors. The secretary shall be the custodian of all books and records of the Corporation, except when some other officer or agent has been appointed for that purpose. The secretary shall have such other powers and duties as the board or the president and chief executive officer may specify.

5.6	Treasurer

If appointed, the treasurer shall keep or cause to be kept proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation. The treasurer shall render to the board whenever required an account of all transactions undertaken as treasurer and of the financial position of the Corporation and shall have such other powers and duties as the board or the president and chief executive officer may specify.

5.7	Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the president and chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the president and chief executive officer otherwise directs.

5.8	Variation of Powers and Duties

Subject to the provisions of the Act, the board may from time to time vary, add to or limit the powers and duties of any officer.

5.9	Term of Office

The board, in its discretion, may remove any officer of the Corporation without prejudice to such officer’s rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until a successor is appointed, except that the term of office of the chairperson of the board shall expire when the holder thereof ceases to be a director.

5.10	Agents and Attorneys

The board shall have the power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as the board may determine.

5.11	Fidelity Bonds

The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties in such form and with such surety as the board may from time to time prescribe.

Section VI
PROTECTION OF DIRECTORS AND OFFICERS

6.1	Limitation of Liability

Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any persons, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

6.2	Indemnity

(a)	Indemnification. The Corporation may indemnify and save harmless every director or officer, every former director or officer, and every individual who acts or acted at the Corporation’s request as a director or officer or an individual in a similar capacity of another entity, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding to which that individual is involved because of their association with the Corporation or other entity.

(b)	Advance of Costs. The Corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in section 6.2(a), but such individual shall be required to repay the money if the individual does not fulfil the conditions set out in section 6.2(c).

(c)	Limitation. The Corporation shall not indemnify an individual under section 6.2(a) unless that individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or as an individual in a similar capacity at the Corporation’s request.

(d)	Further Limitation. In addition to the conditions set out in section 6.2(c), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Corporation shall not indemnify the individual under section 6.2(a) unless that individual had reasonable grounds for believing that the conduct was lawful.

(e)	Derivative Action. The Corporation may, with the approval of a court, indemnify and save harmless any individual referred to in section 6.2(a), or advance moneys under section 6.2(b) in respect of any action by or on behalf of the Corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the Corporation or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if that individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request.

(f)	Right to Indemnity. Despite section 6.2(a), an individual referred to in that section is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Corporation or other entity as described in section 6.2(a) if the individual seeking an indemnity,

(i)	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(ii)	fulfils the condition set out in section 6.2(c) and section 6.2(d).

6.3	Insurance

The Corporation shall purchase and maintain such insurance for the benefit of an individual referred to in section 6.2(a) against any liability incurred by the individual in his or her capacity as a director or officer of the Corporation, or in his or her capacity as a director or officer, or a similar capacity of another entity, if the individual acts or acted in that capacity at the Corporation’s request.

Section VII
MEETINGS OF SHAREHOLDERS

7.1	Annual Meetings

The annual meeting of shareholders shall be held at such time in each year and, subject to section 7.3, at such place as the board, may from time to time determine for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

7.2	Special Meetings

The board, the chairperson of the board, the lead director (if any) or the president and chief executive officer shall have power to call a special meeting of shareholders at any time.

The holders of not less than five percent (5%) of the issued shares of the Corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. Upon receiving such a requisition, the directors shall call a meeting of shareholders to transact the business stated in the requisition unless,

(a)	a record date has been fixed under subsection 95(2) of the Act and notice thereof has been given as required under subsection 95(4) of the Act;

(b)	the directors have called a meeting of shareholders and have given notice thereof under section 96 of the Act; or

(c)	the business of the meeting as stated in the requisition includes matters described in clauses 99(5)(b) to (d) of the Act.

Subject to (a), (b) and (c), if the directors do not, within 21 days after receiving the requisition, call a meeting, any shareholder who signed the requisition may call the meeting.

The Corporation shall reimburse the shareholders for the expenses reasonably incurred by them in requisitioning, calling and holding the meeting unless the shareholders have not acted in good faith and in the interest of the shareholders of the Corporation generally.

7.3	Place of Meetings

Meetings of shareholders shall be held at the place where the registered office of the Corporation is situate or, if the board shall so determine, at some other place within or outside of Ontario.

7.4	Meetings by Telephone, Electronic or Other Communication Facility

Any person entitled to attend a meeting of shareholders may participate in the meeting, to the extent and in the manner permitted by law, by means of a telephone, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting. The directors or the shareholders of the Corporation who call a meeting of shareholders pursuant to the Act may determine that the meeting shall be held, to the extent and in the manner permitted by law, entirely by means of a telephone, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

7.5	Notice of Meetings

Notice of the time and place of each meeting of shareholders (and of each meeting of shareholders adjourned for an aggregate of 30 days or more) shall be given in the manner provided in section 11.1 not less than 10 days (or such lesser number of days then required under the Act or any other applicable legislation, regulation or administrative policy), unless the Corporation is an offering corporation in which case not less than 21 days or, in either case, not more than 50 days before the date of the meeting, to each director, to the auditor of the Corporation and to each shareholder entitled to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit a shareholder to form a reasoned judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting.

7.6	Adjournment and Postponement

The chairperson at a meeting of shareholders may, with the consent of the meeting, adjourn the meeting from time to time and place to place. Notice of such adjourned meeting will be provided in accordance with the Act. A meeting of shareholders may be postponed or cancelled by the board at any time prior to the date of the meeting.

7.7	List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 7.7, the shareholders listed shall be those registered at the close of business on the record date and such list shall be prepared not later than 10 days after such record date. If no record date is fixed, the list shall be prepared at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held and shall list all shareholders registered at such time. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

7.8	Record Date for Notice

The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 30 days, for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

7.9	Meetings Without Notice

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders. Attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where that person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not properly called.

7.10	Chairperson, Secretary and Scrutineers

The chairperson of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting and willing to serve: chairperson of the board, president and chief executive officer, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairperson. If the secretary of the Corporation is absent, the chairperson shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairperson with the consent of the meeting.

7.11	Persons Entitled to be Present

The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote at that meeting, the directors and auditor of the Corporation, and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.12	Quorum

A quorum for the transaction of business at any meeting of shareholders shall be two persons present and entitled to vote at a meeting that hold or represent by proxy not less than 25% of the votes attached to the outstanding shares of the Corporation entitled to vote at the meeting.

7.13	Entitlement to Vote

Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders every person who is named in the shareholders list prepared pursuant to section 7.6 shall be entitled to vote the shares shown thereon opposite the name of that person at the meeting to which the shareholder list relates.

7.14	Proxies

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or by the attorney of the shareholder or shall be an electronic document with an electronic signature and shall conform with the requirements of the Act.

7.15	Time for Deposit of Proxies

The board may by resolution and specified in a notice calling a meeting of shareholders fix a time, preceding the time of such meeting by not more than 48 hours exclusive of non-Business Days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

7.16	Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

7.17	Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by law, be determined by the majority of the votes cast on the question. In the case of an equality of votes either upon a show of hands or upon a ballot, the chairperson of the meeting shall not be entitled to a second or casting vote.

7.18	Show of Hands

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded by electronic means or otherwise. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded by electronic means or otherwise, a declaration by the chairperson of the meeting as to the result of the vote upon the question and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such question, and the result of the vote so taken shall be the decision of the shareholders upon such question.

7.19	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may demand a ballot. A ballot so demanded shall be taken in such manner as the chairperson shall direct, which manner shall permit a shareholder or proxyholder participating in the meeting electronically to cast a ballot. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of the ballot so taken shall be the decision of the shareholders upon the question.

7.20	Voting While Participating Electronically

Any person participating in a meeting of shareholders by electronic means as provided in section 7.4 and entitled to vote at that meeting may vote, to the extent and in the manner permitted by law, partly or entirely by means of the telephone, electronic or other communication facility that the Corporation has made available for that purpose.

7.21	Resolution in Writing

A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

Section VIII
SECURITIES

8.1	Registration of Transfer

Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by that holder’s attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 8.3.

8.2	Transfer Agents and Registrars

The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.3	Lien on Shares

The Corporation has a lien on any share or shares registered in the name of a shareholder or the legal representative of that shareholder for any debt of that shareholder to the Corporation.

8.4	Enforcement of Lien

The lien referred to in section 8.3 may be enforced by any means permitted by law and:

(a)	where the share or shares are redeemable pursuant to the articles of the Corporation, by redeeming such share or shares and applying the redemption price to the debt;

(b)	subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

(c)	by selling the share or shares to any third party whether or not such party is at arm’s length to the Corporation, and including without limitation any officer or director of the Corporation, for the best price which the directors consider to be obtainable for such share or shares; or

(d)	by refusing to register a transfer of such share or shares until the debt is paid.

8.5	Security Certificates

The securities of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system (including a non-certificated inventory system) maintained by the registrar of such security, or a combination of both. To the extent that the securities are represented by certificates, the certificates shall be in such form as the board shall from time to time approve. Any security certificate shall be signed in accordance with section 10.1. A security certificate shall be signed by at least one director, chairperson, president and chief executive officer or chief financial officer of the Corporation or by or on behalf of the transfer agent and/or registrar. Any and all such signatures may be facsimiles. A security certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

The security register and blank share certificates shall be kept by the secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the directors.

8.6	Replacement of Security Certificates

The board, any officer or any agent designated by the board has the discretion to direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated. In the case of a security certificate claimed to have been lost, destroyed or wrongfully taken, the board, any officer or any agent designated by the board shall issue a substitute security certificate if so requested before the Corporation has notice that the security has been acquired by a bona fide purchaser. The issuance of the substitute security certificate shall be on such reasonable terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board or the officer or the agent designated by the board responsible for such issuance may from time to time prescribe, whether generally or in any particular case.

8.7	Joint Shareholders

(a)	If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

(b)	Where a share is registered in the name of two or more persons as joint holders with rights of survivorship, upon satisfactory proof of the death of one joint holder and without the requirement of letters probate or letters of administration, the Corporation shall treat the surviving joint holder(s) as the sole owner(s) of the share effective as of the date of death of such joint holder and the Corporation shall make the appropriate entry in the securities register to reflect such ownership.

8.8	Representatives of Security Holders

Subject to section 8.7(b), the Corporation may treat a person referred to in (a), (b) or (c) below as a registered security holder entitled to exercise all of the rights of the security holder that the person represents, if that person furnishes evidence as required under the Act to the Corporation that the person is:

(a)	the executor, administrator, estate trustee, heir or legal representative of the heirs, of the estate of a deceased security holder;

(b)	a guardian, attorney under a continuing power of attorney with authority, guardian of property, committee, trustee, curator or tutor representing a registered security holder who is a minor, a person who is incapable of managing his or her property or a missing person; or

(c)	a liquidator of, or trustee in bankruptcy for, a registered security holder.

Section IX
ADVANCE NOTICE

9.1	Nomination of Directors

Subject only to the Act, Applicable Securities Laws (as defined below) and the articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board of directors of the Corporation may be made at any annual meeting of shareholders, or at any special meeting of shareholders, if one of the purposes for which the special meeting was called is the election of directors. Such nominations may be made in the following manner:

(a)	by or at the direction of the board of directors of the Corporation, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders pursuant to a proposal submitted to the Corporation in accordance with the provisions of the Act, or a requisition of meeting submitted to the directors in accordance with the provisions of the Act; or

(c)	by any person (a “nominating shareholder”) who:

(i)	at the close of business on the date of the giving of the notice provided for below in this Section IX and on the record date for determining shareholders entitled to vote at such meeting, is a registered holder or beneficial owner of shares that are entitled to be voted at such meeting; and

(ii)	complies with the notice and other procedures set forth in this Section IX.

9.2	Timely Notice

In addition to any other requirements in this Section IX and under applicable laws, for a nomination to be made by a nominating shareholder, the nominating shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation at the principal executive offices of the Corporation.

9.3	Manner of Timely Notice

To be timely, a nominating shareholder’s notice to the secretary of the Corporation must be made:

(a)	in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that if (i) an annual meeting of shareholders is called for a date that is less than 50 days after the date on which the first public announcement (as defined below) of the date of the annual meeting was made, notice must be received not later than the close of business on the 10th day following the date on which the public announcement of the date of the annual meeting is first made by the Corporation, and (ii) the Corporation uses “notice-and-access” (as defined in National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer) to send proxy-related materials to shareholders in connection with an annual meeting, notice must be received not less than 40 days prior to the date of the annual meeting; and

(b)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the public announcement of the date of the special meeting of shareholders is first made by the Corporation. The adjournment or postponement of a meeting of shareholders or the announcement thereof shall commence a new time period for the giving of a nominating shareholder’s notice as described above.

9.4	Proper Form of Timely Notice

To be in proper written form, a nominating shareholder’s notice to the corporate secretary of the Corporation must set forth:

(a)	as to each person whom the nominating shareholder proposes to nominate for election as a director:

(i)	the name, age, business address and residential address of that person;

(ii)	the principal occupation or employment of that person;

(iii)	whether the nominee is a resident Canadian within the meaning of the Act;

(b)	the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(c)	any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the person or any of its affiliates and the nominating shareholder, any person acting jointly or in concert with the nominating shareholder or any of their respective affiliates;

(d)	any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

(e)	as to the nominating shareholder proposing a nomination and giving the notice:

(i)	the name and residential or registered address of the nominating shareholder,

(ii)	the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the nominating shareholder as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iii)	any derivatives or other economic or voting interests in the Corporation and any hedges implemented with respect to the nominating shareholders’ interests in the Corporation;

(iv)	any proxy, contract, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote any shares of the Corporation;

(v)	whether the nominating shareholder intends to deliver a proxy circular and form of proxy to any shareholders of the Corporation in connection with the election of directors; and

(vi)	any other information relating to the nominating shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the independence, or lack thereof, of such proposed nominee pursuant to applicable securities laws and provided that such disclosure request does not go beyond that required of management nominees for election as directors of the Corporation. Reference to “nominating shareholder” in this Section 9.4 shall be deemed to refer to each shareholder that nominates a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making such nomination proposal. All information provided in a nominating shareholder’s notice will be made publicly available to shareholders of the Corporation.

9.5	Determination of Eligibility

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section IX; provided, however, that nothing in this Section IX shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chair of the meeting of shareholders at which an election for directors is held shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

9.6	Terms

For purposes of this Section IX:

(a)	“public announcement” means disclosure in a (i) press release reported in a national news service in Canada, or (ii) a document publicly filed by the Corporation or its transfer agent and registrar under the Corporation’s profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com; and

(b)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such legislation and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authorities of each province or territory of Canada.

9.7	Delivery of Notice

Notwithstanding any other provision of the by-laws of the Corporation, notice given to the corporate secretary of the Corporation pursuant to this Section IX may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the secretary of the Corporation at the address of the principal executive offices of the Corporation, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

9.8	Waiver

Notwithstanding the foregoing, the board of directors of the Corporation may, in its sole discretion, waive any requirement in this Section IX.

Section X
DIVIDENDS AND RIGHTS

10.1	Dividends

Subject to the provisions of the Act, the board may from time to time by resolution declare, and the Corporation may pay, dividends to the shareholders according to their respective rights and interests in the Corporation.

Dividends may be paid in money or property, subject to the restrictions on the declaration and payment thereof under the Act, or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

10.2	Payment of Dividends

Any dividend payable in cash to shareholders may be paid by cheque, by electronic means, through a dividend disbursing agent or by such other method as the board may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded addresses, unless such joint holders otherwise direct. The sending of the cheque, the sending of the payment by electronic means or through a dividend disbursing agent, or the sending of the payment by a method determined by the board, in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold, will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

10.3	Non-Receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

10.4	Record Date for Dividends and Rights

The board may fix in advance a date as a record date for the determination of the persons entitled to receive payment of dividends and to subscribe for securities of the Corporation, provided that such record date shall not precede by more than 50 days the particular action to be taken. Notice of any such record date shall be given not less than 7 days before such record date in the manner provided in the Act, unless notice of the record date is waived by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If the shares of the Corporation are listed for trading on one or more stock exchanges in Canada, notice of such record date shall also be sent to such stock exchanges. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

10.5	Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which it has been declared to be payable shall be forfeited and shall revert to the Corporation.

Section XI
FORUM SELECTION

11.1	Forum of Adjudication of Certain Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and the appellate Courts therefrom (or, failing such court, any other “court” (as defined in the Act) having jurisdiction and the appellate Courts therefrom), shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act or the articles or the by-laws of the Corporation (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the “affairs” (as defined in the Act) of the Corporation. If any action or proceeding, the subject matter of which is within the scope of the preceding sentence, is filed in a Court other than a Court located within the Province of Ontario (a “Foreign Action”) in the name of any security holder, such security holder shall be deemed to have consented to (a) the personal jurisdiction of the provincial and federal Courts located within the Province of Ontario in connection with any action or proceeding brought in any such Court to enforce the preceding sentence and (b) having service of process made upon such security holder in any such action or proceeding by service upon such security holder’s counsel in the Foreign Action as agent for such security holder.

Section XII
GENERAL

12.1	Execution of Instruments

Contracts, documents and other instruments in writing may be signed on behalf of the Corporation by such person or persons as the board may from time to time by resolution designate. In the absence of an express designation as to the persons authorized to sign either contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing, any one of the directors or officers of the Corporation may sign contracts, documents or instruments in writing on behalf of the Corporation. The corporate seal, if any, of the Corporation may be affixed to any contract, document or instrument in writing requiring the corporate seal of the Corporation by any person authorized to sign the same on behalf of the Corporation.

The phrase “contracts, documents and other instruments in writing” as used in this provision shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities, all paper writings, all cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange.

12.2	Electronic Signatures

Any requirement under the Act or this by-law for a signature, or for a document to be executed, is satisfied by a signature or execution in electronic form if such is permitted by law and all requirements prescribed by law are met.

12.3	Voting Rights in other Corporations

All securities carrying voting rights of any other corporation held from time to time by the Corporation may be voted at any and all meetings of shareholders, bond holders, debenture holders or holders of other securities (as the case may be) of such other corporation and in such manner as the board may from time to time determine. Any person or persons authorized to sign on behalf of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine.

Section XIII
NOTICES

13.1	Method of Sending Notice

Any notice (which term includes any communication or document) to be sent pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer or to the auditor shall be sufficiently sent if: (a) delivered personally to the person to whom it is to be sent; (b) delivered to the recorded address of that person or, if mailed to that person, delivered to the recorded address by prepaid mail; (c) sent to that person at the recorded address by any means of prepaid transmitted or recorded communication; or (d) provided as an electronic document to that person’s information system. A notice so delivered shall be deemed to have been sent when it is delivered personally or to the recorded address. A notice so mailed shall be deemed to have been sent when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing. A notice so sent by any means of transmitted or recorded communication or provided as an electronic document shall be deemed to have been sent when dispatched by the Corporation if it uses its own facilities or information system and otherwise when delivered to the appropriate communication company or agency or its representative for dispatch. Notices sent by any means of transmitted or recorded communication or provided as an electronic document shall be deemed to have been received on the Business Day on which such notices were sent, or on the next Business Day following if sent on a day other than a Business Day. The secretary may change or cause to be changed the recorded address, including any address to which electronic communications of any kind may be sent, of any shareholder, director, officer or auditor in accordance with any information believed by the secretary to be reliable. The recorded address of a director shall be the latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act (Ontario), whichever is the more current.

13.2	Notice by Electronic Communications

A notice or document required or permitted by the Act, the articles, the by-laws or otherwise may be sent by electronic means in accordance with the Electronic Commerce Act, 2000 (Ontario).

13.3	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders, but notice sent to one of such persons shall be sufficient notice to all of them.

13.4	Computation of Time

In computing the date when notice must be sent under any provision requiring a specified number of days’ notice of any meeting or other event, both the date of sending the notice and the date of the meeting or other event shall be excluded.

13.5	Undelivered Notices

If any notice sent to a shareholder pursuant to section 11.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until the shareholder informs the Corporation in writing of a new address.

13.6	Omissions and Errors

The accidental omission to send any notice to any shareholder, director, officer or to the auditor, or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

13.7	Persons Entitled by Operation of Law

Every person who, by operation of law, transfer or by any other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which shall have been duly sent to the shareholder from whom that person derives title to such share prior to the name and address of that person being entered on the securities register (whether such notice was given before or after the happening of the event upon which that person became so entitled).

13.8	Waiver of Notice

Any shareholder (or a duly appointed proxyholder), director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to that person under any provisions of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing or by electronic means in accordance with the Electronic Commerce Act, 2000 (Ontario), except a waiver of notice of a meeting of shareholders or of the board, which may be given in any manner.

13.9	Execution of Notices

The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

13.10	Proof of Service

A certificate of any director or officer of the Corporation in office at the time of making of the certificate or of an agent of the Corporation as to facts in relation to the sending of any notice to any shareholder, director, officer or auditor or publication of any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

[signature page to immediately follow]

DATED as of the 6th day of April, 2021.

MDA LTD.

Per:	/s/ Andrew Lapham
Andrew Lapham,
Director